UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 21, 2005

INTERNATIONAL RECTIFIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 KANSAS STREET, EL SEGUNDO, CALIFORNIA	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	310-726-8000

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

International Rectifier Corporation held its annual meeting of stockholders on November 21, 2005.  At the meeting, stockholders approved a proposal to amend the company’s 1984 Stock Participation Plan as described in proxy materials submitted to the stockholders.  A copy of the Amended and Restated 1984 Stock Participation Plan, effective as of November 21, 2005, is filed concurrently herewith.

Item 7.01  Regulation FD Disclosure

International Rectifier Corporation held its annual meeting of stockholders on November 21, 2005.  At the meeting, stockholders approved all proposals previously submitted to the stockholders, among them: (1) the election of Alexander Lidow and Rochus E. Vogt as Class Two directors; (2) a proposal to amend the company’s 1984 Stock Participation Plan as described in proxy materials submitted to the stockholders; and (3) the ratification of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for fiscal year 2006.

Exhibit 99.1

A copy of the Amended and Restated 1984 Stock Participation Plan, effective as of November 21, 2005, is filed concurrently herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: November 21, 2005	By:	/s/ DONALD R. DANCER
		Name:	Donald R. Dancer
		Title:	Secretary and General Counsel